Exhibit 10.13

THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION AGREEMENT

(This “Agreement”)

The RoyaLand Company Ltd.

Clarendon House, 2 Church Street

Hamilton, Pembroke, HM11

Bermuda

Attn: Chief Executive Officer

Ladies and Gentlemen:

Subscription. The undersigned (sometimes referred to herein as the “Investor” or “I” or “me”) hereby subscribes for and agrees to purchase the Securities (as defined below) of The RoyaLand Company Ltd., an exempted company incorporated in Bermuda with limited liability (the “Company”), for the purchase price (the “Purchase Price”) set forth on the signature page hereto, on the terms and conditions described herein, in the investor package of which this Agreement forms a part (the “Investor Package”) and in the other exhibits to the Investor Package (collectively, the “Offering Documents”). Terms not defined herein are as defined elsewhere in the Offering Documents. The Company is seeking to raise up to US$500,000 (the “Maximum Offering Amount”) in this Offering. The minimum amount of investment required from any one investor in the Offering (as defined below) to participate in this Offering is US$20,000, however, the Company reserves the right, in its sole discretion, to accept subscriptions in an amount less than this amount. All references to “US$” means United States dollars. The undersigned acknowledges that the Company has engaged Boustead as its exclusive placement agent in connection with this Offering.

1.	Description of Securities; Risk Factors.

a.	Description of Securities. The Company is offering (the “Offering”) to the Investor class B common shares of the Company, US$0.0002 par value per share (“Class B Common Shares” or “Securities”) at a purchase price of US$1.00 per share.

The Company is authorized to issue two classes of common shares, class A common shares, US$0.0002 par value per share (“Class A Common Shares”) and Class B Common Shares, and any number of classes of preference shares. Class A Common Shares are entitled to twenty votes per share on resolutions requiring or requesting shareholder approval, and Class B Common Shares are entitled to one vote on any such matter. For a more detailed description of the Shares see the Term Sheet attached as Exhibit C to the Investor Package.

Under the engagement letter between the Company’s subsidiary, RoyaLand Company, a Nevada corporation, and Boustead, dated May 1, 2022, as amended on November 24, 2022 (the “Engagement Letter”), Boustead has been engaged as our exclusive financial advisor for the 18-month term of the Engagement Letter other than with respect to any initial public offering.

b.	Risks Related to the Investment in the Shares. Investing in the Shares involves a high degree of risk. Before investing, Investors should carefully consider the Business Summary of the Company (Exhibit D to the Investor Package), the Risk Factors related to the Company’s business (Exhibit E to the Investor Package), and the Company Investor Presentation (Exhibit F to the Investor Package), together with the other information contained in Offering Documents.

2.	Purchase.

a.	I hereby agree to tender to Sutter Securities Inc. (the “Escrow Agent”), (i) by check or wire transfer of immediately available funds (to a bank account and related wire instructions provided in the Investor Package or otherwise provided to me upon my request) made payable to “Sutter Securities Inc., as Agent for the Investors in The RoyaLand Company Ltd.”, for such number of Class B Common Shares indicated on the signature page hereto, (ii) an executed copy of this Agreement, and (iii) an executed copy of my Investor Representation and Suitability Questionnaire, attached as Exhibit B to the Investor Package. Funds will be held in an escrow account maintained by the Escrow Agent (the “Escrow Account”), as set forth in more detail below pending the initial Closing of the Offering.

b.	The Offering is for up to US$500,000 (the “Maximum Offering Amount”). All subscriptions to purchase Securities will be held in the Escrow Account, which is a noninterest-bearing account maintained by the Escrow Agent.

c.	This Offering will continue until the earlier of (a) the sale of 500,000 Class B Common Shares for US$500,000 of gross proceeds being the Maximum Offering Amount, or (b) October 31, 2024, unless such date is extended by the Company and Boustead in their sole discretion (the “Termination Date”). Upon the earlier of a Closing (defined below) on my subscription or completion of the Offering, I will be notified promptly by the Company as to whether my subscription has been accepted by the Company.

3.	Acceptance or Rejection of Subscription.

a.	I understand and agree that the Company reserves the right to reject this subscription for the Shares, in whole or in part, for any reason and at any time prior to each Closing (as defined below) of my subscription.

b.	In the event the Company rejects this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Agreement shall be of no force or effect. In the event my subscription is accepted, and the Offering is completed, the subscription funds submitted by me shall be released to the Company.

4. Closing. The closing (“Closing”) of this Offering may occur at any time and from time to time on or before the Termination Date, unless such date is extended by the Company and Boustead in their sole discretion. All funds will be released from the Escrow Account and paid to the Company, less professional fees and compensation paid to Boustead and syndicate members, if any. Thereafter, additional Closings will be held as funds are received up to the earlier to occur of receipt of the US$500,000 Maximum Offering Amount or the Termination Date. All subscription funds will be placed in escrow with the Escrow Agent. The Shares subscribed for herein shall not be deemed issued to or owned by me until one copy of this Agreement has been executed by me and countersigned by the Company and the Closing with respect to such Securities has occurred. If, for any reason, at the Company’s sole discretion, an investor’s subscription is rejected, the escrowed funds will be returned to investors, without interest or deduction. Affiliates of the Company or Boustead, including officers, directors and existing shareholders of the Company and representatives of Boustead, may invest in this Offering In addition, the Company may allow affiliates of the Company, Boustead or other investors in the Offering to pay the subscription price through the cancellation of indebtedness or other obligations owed to such investors by the Company.

5. Disclosure. Because this Offering is limited to accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder (subject to the Company’s election to include purchasers outside the United States in accordance with the rules of Regulation S promulgated under the Securities Act, and/or in accordance with such other rules and regulations as may be applicable under the circumstances), and in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, Rule 506(b) under Regulation D promulgated under the Securities Act and applicable state securities laws, the Shares are being sold without registration under the Securities Act. I acknowledge receipt of the Offering Documents and represent that I have carefully reviewed and understand the Offering Documents, including all exhibits attached hereto. I have received all the information and materials regarding the Company that I have requested. I fully understand that the Company has a limited financial and operating history and that the Shares are speculative investments which involve a high degree of risk, including the potential loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Shares and I am qualified to make such investment based on my knowledge of and experience in investing in securities of this type. I have carefully considered the potential risks relating to the Company and purchase of its Securities and have, in particular, reviewed each of the risks set forth in the Offering Documents. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Shares.

6. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

a.	I am aware that my investment involves a high degree of risk as disclosed herein and in the other Offering Documents and have carefully read this Agreement and the other Offering Documents, and I understand that by signing this Agreement I am agreeing to be bound by all of the terms and conditions of the Offering Documents.

b.	I acknowledge and am aware that there is no assurance as to the future performance of the Company.

c.	I acknowledge that the Company may never pursue an initial public offering and may be unable to develop a market for the Shares.

d.	I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of Securities, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

e.	I am purchasing the Shares for my own account for investment purposes only and not with a view to or for sale in connection with the distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing securities. I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I hereby authorize the Company to place a restrictive legend on the Shares that are issued to me.

f.	I recognize that the Shares, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

g.	I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Documents, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the Offering and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

h.	I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

i.	I have relied solely upon my own investigation in deciding to invest in the Company.

j.	I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Offering Documents. I am not participating in the offer as a result of or subsequent to (but not limited to): (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or on the Internet or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

k.	I have had full opportunity to ask questions and to receive satisfactory answers concerning the Offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

l.	I have been provided an opportunity to obtain any additional information concerning the Offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

m.	I am an “accredited investor” as defined in Section 2(a)(15) of the Securities Act and in Rule 501 promulgated thereunder and have attached the completed Accredited Investor Questionnaire to indicate my “accredited investor” status. I can bear the entire economic risk of the investment in the Shares for an indefinite period of time and I am knowledgeable about and experienced in making investments in the equity securities of non-publicly traded companies, including early stage companies. I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

n.	I understand that (1) the Shares have not been registered under the Securities Act, or the securities laws of certain states, in reliance on specific exemptions from registration, (2) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and (3) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of certain exemptions from registration afforded by the Securities Act and certain state securities laws.

o.	I understand that since neither the offer nor sale of the Shares has been registered under the Securities Act or the securities laws of any state, the Shares may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.

p.	I have had the opportunity to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

q.	If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

r.	The information contained in my Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing of the Offering, I will furnish such revised or corrected information to the Company. I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription and any agreements made in connection herewith shall survive my death or disability.

7. Placement Agent. The Company has engaged Boustead, a broker-dealer licensed with the Financial Industry Regulatory Authority, Inc., as placement agent for the Offering on a reasonable best-efforts basis. The Company anticipates that Boustead and its sub-agents or syndicate members will be paid at each Closing from the proceeds in the Escrow Account, fees including and not to exceed: a cash commission of seven percent (7%) of the gross Purchase Price paid by Investors in the Offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds raised in the Offering, and warrants (“Placement Agent Warrants”) to acquire Class B Common Shares in an amount equal to seven percent (7%) of the gross amount actually received by the Company divided by US$1.00 (the price per share of Class B Common Shares paid by investors in the Offering), at an exercise price of US$1.00, subject to cashless exercise and certain registration rights. Any sub-agent or syndicate member of Boustead that introduces investors to the Offering will be entitled to share in the cash fees and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent or selected dealer agreement. The Company will also pay certain expenses of Boustead.

8. Representations and Warranties of the Company. When used in this Section 8, unless the context indicates otherwise, all references to the “Company” also mean and include the direct and indirect subsidiaries of the Company. The Company hereby represents and warrants to the Investor, as of the date hereof and on each Closing Date, the following:

a.	Incorporation, Organization and Qualification. The Company and each of its subsidiaries, if any, is a company or other business entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation (to the extent such concept exists in such jurisdiction) and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the Offering Documents and to issue the Shares, Placement Agent Warrants and the Class B Common Shares underlying the same in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Offering Documents and Placement Agent Warrants and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, Placement Agent Warrants and the Class B Common Shares underlying the same have been, or will be at the time of execution of such Offering Documents, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Offering Documents and Placement Agent Warrants, required by the Company, its respective Board of Directors or its shareholders, (iii) each of the Offering Documents and Placement Agent Warrants will be duly executed and delivered by the Company, (iv) the Offering Documents and Placement Agent Warrants when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.	Capitalization. Immediately prior to the Initial Closing, the authorized share capital of the Company consists of 450,000,000 common shares, consisting of 20,000,000 Class A Common Shares and 430,000,000 Class B Common Shares, and 50,000,000 preference shares, US$0.0002 par value per share. Immediately prior to the Initial Closing, the Company will have (i) 9,400,000 Class A Common Shares issued and outstanding, (ii) 4,175,000 Class B Common Shares issued and outstanding, and (iii) no preference shares issued and outstanding. Class A Common Shares are entitled to twenty votes per share on proposals requiring or requesting shareholder approval, and Class B Common Shares are entitled to one vote on any such matter. Class A Common Shares may be voluntarily converted into Class B Common Shares on a one-to-one basis. A transfer of Class A Common Shares will result in their automatic conversion into Class B Common Shares upon such transfer, except that the transfer of Class A Common Shares to another holder of Class A Common Shares will not result in such automatic conversion. Class B Common Shares are not convertible. Other than as to voting and conversion rights, Class A Common Shares and Class B Common Shares have the same rights and preferences and rank equally. The Company has adopted The RoyaLand Company Ltd. 2023 Equity Incentive Plan and reserved 2,000,000 Class B Common Shares for issuance thereunder of which 1,825,000 remain available for issuance. Additionally, the Company has an aggregate of 1,342,750 Class B Common Shares issuable upon exercise of outstanding warrants issued to private placement investors and Boustead at an exercise price of US$1.00 per share. The Company has not otherwise reserved any shares for issuance to officers, directors, employees and consultants of the Company pursuant to any equity incentive plan and, except as aforesaid, no securities are outstanding that are exercisable or exchangeable for, or convertible into, any common shares of the Company. Except as aforesaid, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any common shares, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional common shares, or securities or rights convertible or exchangeable into common shares. All of the outstanding common shares of the Company and of any of its subsidiaries have been or will be, as of the Initial Closing, duly authorized, validly issued and are fully paid and non-assessable. At the Initial Closing, (i) no shares of the Company or any of its subsidiaries will be subject to pre- emptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (iii) there are no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement. Upon request, the Company will make available to the Investor true and correct copies of the Company’s Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Memorandum of Association, and as in effect on the date hereof (the “Memorandum of Association”), and the Company’s Bye-laws, as in effect on the date hereof (the “Bye-laws”), and the terms of all securities exercisable for common shares and the material rights of the holders thereof in respect thereto outstanding as of the date hereof.

d.	Subsidiaries. The Company currently has two subsidiaries: (1) OAPLT, a French joint stock company, initially formed on November 24, 2017, and wholly owned by the Company, and (2) RoyaLand Company, a Nevada corporation, initially formed on January 28, 2022, and wholly owned by the Company. Except for the above-described subsidiaries, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

e.	Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens and charges with respect to the issue thereof.

f.	No Conflicts. The execution, delivery and performance of each of the Offering Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, Memorandum of Association or the Bye-laws or equivalent constitutive document of any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Offering Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Offering Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

g.	Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or any of the other Offering Documents, or (ii) reasonably be expected to have a Material Adverse Effect.

h.	Acknowledgment Regarding Investors’ Purchases of the Shares. The Company acknowledges and agrees that the Investor and each other investor in the Offering is acting solely in the capacity of an arm’s length purchaser with respect to the Offering Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each such investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Offering Documents and the transactions contemplated hereby and thereby and any advice given by such investor or any of their respective representatives or agents in connection with the Offering Documents and the transactions contemplated hereby and thereby is merely incidental to such investor’s purchase of the Shares.

i.	No General Solicitation. Neither the Company, nor any of its “affiliates” (as defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

j.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

k.	Employee Relations. Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

l.	Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have, either singularly or in the aggregate, a Material Adverse Effect. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not, either singularly or in the aggregate, have a Material Adverse Effect.

m.	Title. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

n.	Rights of First Refusal. The Company is not obligated to offer the Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

o.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to Boustead as described above.

p.	Investment Company. Each of the Company and its subsidiaries is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

q.	Patents and Trademarks. The Company and its subsidiaries, if any, have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Investor Package and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

r.	Transactions With Affiliates and Employees. Except as set forth in the Investor Package, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of US$120,000.

s.	Investor Package; Disclosure. The Company has made the Investor Package available to each investor in the Offering. As of the date set forth on the Investor Package, the Investor Package did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to you all the information reasonably available to the Company that you have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to you at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

t.	Reliance. The Company acknowledges that the Investor is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Investor purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Investors would not enter into this Agreement.

9. Other Covenants and Agreements of the Parties.

a.	Indemnification.

I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, advisors and counsel, and Boustead and its officers, directors, shareholders, employees, agents, advisors and counsel, against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Agreement or my Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or therein.

b.	Lock-Up.

In connection with this Offering, the Investor agrees to the following lock-up agreement with respect to the Shares:

1.	From and after the date hereof and until the 180th day after the date the Class B Common Shares are first listed for trading on a national securities exchange (such first trading day, the “Lock-Up Trigger Date”), the Investor agrees not to sell, transfer or otherwise dispose of the Class B Common Shares.

2.	Between the 181st and 270th day after the Lock-Up Trigger Date, the Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Class B Common Shares purchased hereunder, subject to a maximum sale on any trading day of 3% of the daily volume.

3.	Between the 271st and 365th day after the Lock-Up Trigger Date, the Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Class B Common Shares purchased hereunder, subject to a maximum sale on any trading day of 3% of the daily volume.

4.	After the 365th day after the Lock-Up Trigger Date, the Investor will be entitled to sell the remaining Class B Common Shares purchased hereunder without contractual restriction, but subject to any restrictions arising under applicable law, including the Securities Act.

5.	Notwithstanding the above, commencing 90 days after the Lock-Up Trigger Date, if the price per share of the Company’s Class B Common Shares is at least 50% higher than the IPO Price (as defined below) per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell one- third of its shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s Class B Common Shares price is at least 100% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell up to an additional one-third of its Class B Common Shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s Class B Common Shares price is at least 150% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell an additional one-third constituting a maximum total of all of its shares subject to a maximum sale on any trading day of 3% of the daily volume. For purposes of this term, the “IPO Price” shall mean the price the Company’s Class B Common Shares is first sold to the public pursuant to an underwritten registered offering resulting in a listing of its Class B Common Shares on the Nasdaq Stock Market or another national stock exchange.

10. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same force and effect as though the void parts were deleted.

11. Choice of Law and Jurisdiction. This Agreement shall be governed by the laws of the State of New York regardless of any choice of law principles. Any action arising out of this Agreement shall be brought exclusively in a court of competent jurisdiction in New York County, New York and the parties hereby irrevocably waive any objections they may have to the venue in New York County, New York.

12. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

14. Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Boustead is an intended third-party beneficiary of this Agreement, including the representations and warranties made by both the Company and the Investor herein and the indemnification provided by the Investor herein and may directly enforce this Agreement and its rights hereunder.

15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery or by electronic facsimile delivered to the party’s email address, as follows:

Investor:	At the address designated on the signature page of this Agreement.

The Company:	Chief Executive Officer The RoyaLand Company Ltd. Clarendon House, 2 Church Street Hamilton, Pembroke, HM11 Bermuda

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

16. Entire Agreement. This Agreement, together with the Offering Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge, or termination is sought.

17. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

18. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Shares.

19. Acceptance of Subscription. The Company may reject this Agreement at any time or accept this Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SALES IN FLORIDA: THE SECURITIES OFFERED HEREBY WILL BE SOLD, AND ACQUIRED, IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA MADE PURSUANT TO SECTION 517.061(11) OF SUCH ACT IS VOIDABLE BY THE INVESTOR IN SUCH SALE (WITHOUT INCURRING ANY LIABILITY TO THE COMPANY OR TO ANY OTHER PERSON OR ENTITY) EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH INVESTOR TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH INVESTOR, WHICHEVER OCCURS LATER. TO VOID HIS OR HER PURCHASE, THE INVESTOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS INDICATED HEREIN. ANY SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THREE (3) DAY PERIOD. IT IS PRUDENT TO SEND ANY SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO HAVE EVIDENCE OF THE TIME THAT IT WAS MAILED. SHOULD AN INVESTOR MAKE THIS REQUEST ORALLY, THAT INVESTOR MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED. IF NOTICE IS NOT RECEIVED WITHIN THE TIME LIMIT SPECIFIED HEREIN, THE FOREGOING RIGHT TO VOID THE PURCHASE SHALL BE NULL AND VOID.

(Remainder of Page left intentionally blank.)

THE AGGREGATE AMOUNT SUBSCRIBED FOR HEREBY IS:

US$ Class B Common Shares at a per share Purchase Price of US$1.00 per share

Manner in Which Title is to be Held. (check one)

— Individual Ownership	— Community Property
— Joint Tenant with Right of Survivorship (both parties must sign)
— Partnership	— Tenants in common
— Corporation or Trust	— IRA or Keogh
— Other (please indicate)

INDIVIDUAL INVESTORS	ENTITY INVESTORS

By:
Signature (Individual)	*Signature

Its:
Signature (Joint)	(Title of Authorized Signatory)
(all record holders must sign)

Name(s) Typed or Printed	Entity Name Typed or Printed

Address to Which Correspondence Should be Directed	Address to Which Correspondence Should be Directed

City, State and Zip Code	City, State and Zip Code

Email Address for Notification	Email Address for Notification

Tax Identification or Social Security Number	Tax Identification or Social Security Number

*	If Shares are being subscribed for by any entity, the Certificate of Signatory must also be completed.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms on _____ day of _________________, 2024.

The RoyaLand Company Ltd.

By:
	Name:	Emanuele Filiberto di Savoia
	Its:	Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Shares are being subscribed for by an entity)

I, _____________________________, the _____________________________________
(name of signatory)	(title)

of ______________________________________________(“Entity”), a _____________________________
(name of entity)	(type of entity)

Organized under the laws of _______________, hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of ___________, 2024.

(Signature)